Exhibit 10.9

ENGLISH TRANSLATION

Supplemental Agreement 2

to the Factory Premises Rental Agreement

Leaser (Party A): Zhuhai Kaixinda Investment Planning Co., Ltd.

Legal Representative: XXX

Leasee (Party B): Sun Line Precision Industrial (Zhuhai) Ltd.

Legal Representative: Kin Sun Sze-To

In witness whereof:

Party A and Party B entered into the Factory Premise Rental Agreement and Supplemental Agreement dated October 28, 2008 and Party B did not determine the start date of renting the 22 Shinhe No. 2 Road, Baijiao Scientific & Technological Industry Park, Zhuhai City, Guangdong Province at the time. This Supplemental Agreement is reached on the rental inception of #2 workshop by Party A and maintenance and management matters and shall be binding to both parties.

Article 1. Rental Period of #2 Workshop

The rental period of #2 workshop shall be from August 1, 2009 to October 31, 2018.

Article 2. Rental of #2 Workshop

For the rental of #2 workshop, please see Article 5 stated in the Factory Premise Rental Agreement dated October 28, 2008.

Article 3. Maintenance and Management Scope

During the rental period herein, Party B shall Agreement and pay for the building maintenance and management tasks to Party A, which is one of the conditions of the Agreement hereto. The maintenance and management tasks in the plant area hereof cover the maintenance, repairs and management of the major structures, building surfaces, outer walls and municipal pipelines.

Article 4. Maintenance and Management Fee:

During the rental period, the maintenance and management fee of the #2 workshop shall be RMB SIXTY-NINE THOUSAND EIGHT HUNDRED AND FIFTY-FOUR (¥69,854.00) per month from Party B to Party A in the first five years from August 1, 2009 to October 31, 2013; and in the second five years from November 1, 2013 to October 31, 2018, the maintenance and management fee of the #2 workshop shall be increased or decreased by 10% upon the negotiations by both parties according to the marketing price at the time. (The maintenance and management fee herein shall not cover other expenses caused by Party B.)

Article 5. Payment of the Maintenance and Management Fee of the #2 Workshop

The maintenance and management fee of the #2 workshop shall be paid between the 5th and 10th every month by Party B to the bank account specified by Party A or in other ways that are agreed by both parties in written. Any delay of such payment shall incur 3% of the total unpaid against Party B as compensation every day.

Article 6. Pre-conditions of the Establishment of the Agreement:

During the rental period, Party B shall Agreement maintenance and management tasks of the #2 workshop to Party A and pays Party A for it. Any breach of this condition (including but not limited to Agreement the maintenance and management tasks of the plant area and/or #2 workshop to any third party, terminate Party A’s responsibilities for the maintenance and management tasks, or Party B solely deems that such maintenance and management is no longer needed) shall entitle Party A to take the leased land and real estate hereof back from Party B and shall be deemed as the breach of the Factory Premise Rental Agreement and Supplemental Agreement to the Factory Premise Rental Agreement. For such breach, Party A shall pay another 3-month management fee of the #2 workshop to Party A as the penalty. Any delay of such payment shall incur 3% of the total unpaid against Party B as compensation every day.

Article 7. This Supplement Agreement constitutes a part of Factory Premise Rental Agreement and Supplemental Agreement to the Factory Premise Rental Agreement and shall have the same legal effect as the Factory Premise Rental Agreement and Supplemental Agreement to the Factory Premise Rental Agreement.

Article 8. Party A and Party B shall provide relative legal documentary evidences of the #2 workshop and land leased. The copies of such evidences shall be submitted to Party B for record when the property ownership certificate of the #2 workshop is issued which is currently in the process of handling.

Article 9. This Supplemental Agreement is made out in duplicate, each of which shall be held by each party and shall come into effect upon signatures of both parties.

Party A: Zhuhai Kaixinda Investment Planning Co., Ltd.

Representative: (Signed)

(Seal of Zhuhai Kaixinda Investment Planning Co., Ltd.)

Party B: Sun Line Precision Industrial (Zhuhai) Ltd.

Representative: (/s/Kin Sun Sze-To, Chief Executive Officer)

(Seal of Sun Line Precision Industrial (Zhuhai) Ltd. )

Signed on: August 1, 2009.